Exhibit 10.6

              INTER-REGIONAL FINANCIAL GROUP, INC.
        RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


     1. Purpose of the Plan. The Purpose of the Inter-Regional Financial Group, Inc. Restricted Stock Plan for Non-Employee Directors (the "Plan") is to advance the interests of Inter-Regional Financial Group, Inc. (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to offer the opportunity for non-employee directors to increase their interest as stockholders of the Company, thereby serving to align the interests of non-employee directors with those of other stockholders in the long-term success of the Company.

     2. Eligibility. Only directors of the Company who are not also officers or other employees of the Company or of one of its subsidiaries ("Eligible Directors") are eligible to participate in this Plan.

     3.   Shares Available for Issuance.

          3.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 3.2 of this Plan, the maximum number of shares of Common Stock, par value $.125 per share, of the Company (the "Common Stock") that will be available for issuance under this Plan will be 100,000 shares. The shares of Common Stock available for issuance under this Plan may, at the election of the Committee, be either authorized but unissued shares or shares purchased by the Company in the open market.

          3.2  Adjustments to Shares.    In the event of any
reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of the Company), the Committee (as defined in Section 8 hereof) (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under this Plan.

     4.   Deferral Election and Restricted Stock Award.

          4.1 Deferral of Regular Cash Compensation into Restricted Stock. Each Eligible Director may irrevocably elect, once per year, to reduce either 50% or 100% of the annual cash retainer (the "Annual Retainer") otherwise payable for services to be rendered by him or her as a director (excluding any additional fees payable for attending any meetings of the Board of Directors of the Company (the "Board") or a Committee of the Board, or for serving on a committee of the Board) for the twelve-month period covered by such Annual Retainer (a "Director Year") and to receive in lieu thereof shares of restricted Common Stock ("Restricted Shares"). Any such election (a "Deferral Election") shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation. In consideration for foregoing the Annual Retainer, the amount so deferred by an Eligible Director who elects to participate in this Plan (a "Participating Director") shall be increased by 10% for purposes of determining the number of Restricted Shares to be awarded to such Participating Director under this Plan.

          If any Eligible Director makes a Deferral Election for any Director Year, there shall be awarded to such Participating Director a number of Restricted Shares equal to the Annual Retainer payable for such Director Year (increased by 10% as described in the preceding sentence) divided by the closing price per share of the Common Stock on the New York Stock Exchange as reported for the date of the annual meeting of stockholders of the Company for such Director Year at which such Participating Director is elected by the stockholders, which resulting number shall be rounded up to the nearest whole number of shares.

          The first Deferral Election to be made under this Plan shall be made at least six months in advance of the date of the 1995 Annual Meeting of Stockholders of the Company with respect to the Annual Retainer payable in connection with the 1995-1996 Director Year.

          4.2 Vesting Schedule. Restricted Shares issued under this Plan to any Participating Director for any given Deferral Election shall be subject to forfeiture until vested, and shall vest according to the following schedule: 20% on the third anniversary of the date of the annual meeting of the Company's stockholders in advance of which a Participating Director has made a Deferral Election of his or her Annual Retainer pursuant to Section 4.1 hereof (the "Award Date"); 50%, in the aggregate, on the fourth anniversary of the Award Date; and 100%, in the aggregate, on the fifth anniversary of the Award Date.

          4.3 Transfer Restrictions and Forfeiture. Except as otherwise set forth in Section 4.4 hereof, the holder of a Restricted Share may not sell, transfer, pledge, subject to lien, assign or otherwise hypothecate such Restricted Share until the vesting period with respect to such Restricted Share has lapsed in accordance with the terms of Section 4.4 hereof. Restricted Shares granted hereunder shall be entirely forfeited (but any cash dividends previously paid with respect thereto shall be retained by the Participating Director) in the event that, during a vesting period, the Participating Director ceases to be a director for any reason other than as set forth in Section 4.4 hereof. A breach by a Participating Director of the terms and conditions of this Plan during the vesting period shall cause a forfeiture of all Restricted Shares which have not vested as of the date of such breach.

          4.4  Lapse of Restrictions.  All restrictions on
Restricted Shares issued to a Participating Director shall lapse upon the earliest to occur of the following:

          (a) The fifth anniversary of the Award Date with respect to such Restricted Shares;

          (b)  The date of the holder's death or
     "disability" (as defined below);

          (c) The date on which the holder retires from the Board in accordance with the Company's Board retirement policy then in effect; or

          (d) The tenth day following the date on which a "Change of Control" (as defined below) has occurred.

          For purposes of this Plan, "disability" shall mean long-term disability as defined in the Company's Profit Sharing
Plan, or any other plan of the Company then in effect which generally defines "disability" for its participants.

          For purposes of this Plan, "Change of Control" with respect to the Company shall mean:

               (i)  The public announcement (which, for
          purposes of this definition), shall include, without limitation, a report filed pursuant to
          Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group," within the meaning of
          Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the IFG Stock Bonus Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

               (ii) The continuing Directors cease to
          constitute a majority of the Board;

               (iii)               The stockholders of the
          Company approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the company; or (3) any plan of liquidation or dissolution of the company; or

               (iv) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.

          For purposes of this Plan, "Continuing Director" shall mean any person who is a member of the Board, while such a person is a member of the Board, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who
(A) was a member of the Board on April 27, 1994, or (B) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors.

          For purposes of this Plan, "Acquired Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          4.5 Rights as a Stockholder. Restricted Shares shall be represented by a stock certificate registered in the name of the holder. Except as otherwise provided in this Plan, a Participating Director will have all voting, dividend, liquidation and other rights with respect to Restricted Shares issued to the Participating Director under this Plan as if such Participating Director were a holder of record of shares of unrestricted Common Stock; provided that, if any dividend is declared and paid by the Company in any form other than cash, such noncash dividend shall be subject to the same vesting schedule, forfeiture terms and transferability restrictions as are applicable to the Restricted Shares on which such dividends were paid.

          4.6 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 4, the Committee will place a legend on the stock certificates referring to such restrictions and will require Participating Directors, until the forfeiture restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

     5. Distributions. Upon the lapsing of the restrictions on any Restricted Shares, such shares shall become shares of unrestricted Common Stock vested in the Participating Director and any legends regarding the Section 4 (but not the Section 9) restrictions affixed to the certificates representing such shares shall be removed. A Participating Director shall be entitled to request delivery of the certificate or certificates representing such unrestricted shares at any time after such vesting has occurred. The Company shall cause delivery of such certificate or certificates to be made as soon as practicable after the lapsing (in accordance with Section 4.4 hereof) of all restrictions imposed by this Plan for all Restricted Shares issued with respect to a given Deferral Election. An Eligible Director will be entitled to designate a beneficiary to receive the Restricted Shares that have vested upon such Eligible Director's death (assuming such director is a Participating Director at his or her death), and in the event of a Participating Director's death, payment of any amounts due under this Plan will be made to such Participating Director's legal representatives, heirs and legatees.

     6. Date of Termination of Service as a Director. An Eligible Director's service as a director of the Company will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

     7.   Rights of Eligible Directors.

          7.1 Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Board or the stockholders of this Company to remove from the Board an Eligible Director, and neither this Plan, nor any action taken pursuant to this Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the stockholders of the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

          7.2 Nonexclusivity of the Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     8. Administration. This Plan will be administered by a committee (the "Committee") consisting solely of three or more members of the Board of Directors of the Company, which Committee shall be the Compensation and Organization Committee of the Board (or its successor committee) until otherwise determined by the Board. All questions of interpretation of this Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any grant of Restricted Shares made under this Plan.

     9. Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

     10. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan or any portion thereof at any time, and may amend this Plan from time to time in such respects as the Board may deem advisable in order that awards under this Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to this Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the New York Stock Exchange, including, without limitation, any amendment to (i) increase above 110% the percentage of Annual Retainer to be applied to the grant of Restricted Shares under Section 4.1 hereof, or (ii) modify materially the vesting requirements for Restricted Shares under Section 4.2 hereof, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, this Plan may not be amended more than once every six months. No termination, suspension or amendment of this Plan may adversely affect any outstanding award without the consent of the affected Participating Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 8 of this Plan.

     11. Effective Date and Duration of the Plan. This Plan shall be effective as of the date of its approval by the stockholders of the Company. If this Plan is not approved by the Company's stockholders at its 1994 Annual Meeting of Stockholders, to be held April 27, 1994, or any adjournment thereof, this Plan shall be void and of no effect. Assuming such stockholder approval is obtained, and unless earlier terminated by the Board, this Plan will terminate on April 27, 2004. No Deferral Election may be made after the termination of this Plan, but such termination shall not affect the terms and conditions of any awards of Restricted Stock made with respect to Deferral Elections made prior to such termination.

     12.  Miscellaneous.

          12.1 Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

          12.2 Successors and Assigns. This Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.